As filed with the Securities and Exchange Commission on May 31, 1996.
                                                       Registration No. 333-
- ---------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                           -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                            AMERICA SERVICE GROUP INC.
              (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                                     51-0332317
    (State or Other Jurisdiction of                         (I.R.S. Employer
    Incorporation or Organization)                          Identification No.)



                            TWO PENNS WAY, SUITE 200
                          NEW CASTLE, DELAWARE  19720
                    (Address of Principal Executive Offices)



                           AMERICA SERVICE GROUP INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)



                              H. GEORGE MANN, ESQ.
                            MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                            CHICAGO, ILLINOIS  60606
                    (Name and Address of Agent For Service)


                               Telephone number,
                              including area code,
                             of agent for service:
                                  (312) 372-2000



                    CALCULATION  OF  REGISTRATION  FEE
                                       Proposed      Proposed
     Title of                           Maximum      Maximum
    Securities             Amount      Offering      Aggregate       Amount of
      to be                 to be        Price       Offering      Registration
    Registered           Registered    Per Share      Price             Fee

 ------------------------------------------------------------------------------

Common Stock, par value
$0.01 per share        500,000 Shares     $20.501(1)   $10,250,000(1)  $3,535

1 Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457 (c) and (h) of the Securities Act of 1933, based upon the last reported sale price of the Common Stock as reported on the NASDAQ National Market System on May 24, 1996.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     The following documents are incorporated by reference in the registration statement:

     (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934;

     (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995; and

     (c) The description of the common stock contained in the registrant's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (File No. 0-19673), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.   Description of Securities
          -------------------------

     Not applicable.


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

     Not applicable.


Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain circumstances, as therein set forth.

     Section 8.7 of the registrant's By-Laws provides that the registrant shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the registrant, to the fullest extent permitted by law and in the manner permissible under the laws of the State of Delaware. The By-Laws also permit the Board of Directors to authorize the registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his or her capacity as such.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

     Not applicable.


Item 8.   Exhibits
          --------

     The following are filed as exhibits to this registration statement:

     5    Opinion of McDermott, Will & Emery regarding legality.

     23.1 Consent of Price Waterhouse, LLP

     23.2 Consent of McDermott, Will & Emery (included in opinion filed as
          Exhibit 5).

     24.1 Power of Attorney (included on signature page).


Item 9.   Undertakings
          ------------

     The registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 30, 1996.

                                   AMERICA SERVICE GROUP INC.


                                   By: /s/ Scott L. Mercy
                                       ------------------------------------
                                       Scott L. Mercy
                                       President and Chief Executive Officer,
                                        Director

          Each person whose signature appears below constitutes and appoints Scott L. Mercy, William D. Eberle and Margaret O. Harrison, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 30, 1996 in the capacities indicated.

          SIGNATURE                               TITLE
          ---------                               -----


/s/ William D. Eberle       Chairman of the Board and Director
- ----------------------
    William D. Eberle

/s/ Scott L. Mercy          President and Chief Executive Officer and Director
- ----------------------      (Principal Executive Officer)
    Scott L. Mercy


/s/ Margaret O. Harrison     Senior Vice President, Finance and
- --------------------------   Administration, Treasurer and Chief Financial
    Margaret O. Harrision    officer (Principal Financial Officer)


/s/ Thomas J. Burns, Jr.     Assistant Treasurer and Controller
- --------------------------   (Principal Accounting Officer)
    Thomas J. Burns, Jr.


/s/ Douglas L. Jackson            Director
- ----------------------
    Douglas L. Jackson

/s/ John W. Gildea                Director
 ----------------------
    John W. Gildea


/s/ Thomas Bogan                  Director
 ----------------------
    Thomas Bogan


/s/ Carol R. Goldberg             Director
 ----------------------
    Carol R. Goldberg

                               EXHIBIT INDEX


Exhibit Number                  Description
- -------------                   -----------

       5              Opinion of McDermott, Will & Emery regarding legality.

       23.1           Consent of Price Waterhouse, LLP

       23.2 Consent of McDermott, Will & Emery (included in opinion filed as Exhibit 5).

       24.1           Power of Attorney (included on signature page).




                         May 31, 1996



America Service Group Inc.
Two Penns Way, Suite 200
New Castle, DE  19720

 Re: 500,000 Shares of Common Stock, $0.01 Par Value (the "Common Stock") To Be Issued Pursuant to the Company's Employee Stock Purchase Plan (the "Plan")
          --------------------------------------------------------------------


Gentlemen:

     We have acted as counsel to America Service Group Inc. (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), to be issued pursuant to the Plan.

     In arriving at the opinions expressed below we have examined the Registration Statement, the Plan, and such other documents as have deemed necessary to enable us to express the opinions hereinafter set forth.
In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to America Service Group Inc. the original

America Service Group Inc.
May 31, 1996
Page 2


documents of all documents submitted to as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

        Based upon and subject to the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization and issuance of the shares of Common Stock to be sold by the Company pursuant to the Plan have been duly taken and the shares of Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to (a) the filing of the foregoing legal opinion as an exhibit to the Registration Statement and all amendments thereto and (b) all references to our firm in the Registration Statement.

                                       Very truly yours,



                                       McDermott, Will & Emery

              CONSENT OF INDEPENDENT ACCOUNTANTS
              ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement Form S-8 of America Service Group Inc. of our report dated March 11, 1996 appearing on Page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



Price Waterhouse LLP
Baltimore, Maryland
May 31, 1996